Exhibit 99.1

Westwood Holdings Group, Inc. Reports 2011 Results; Revenues Increase 25% Year-over-year; Net Income Increases 30% Year-over-year; Mutual Fund Assets Increase 33% Year-over-year to Record $1.3 Billion

DALLAS--(BUSINESS WIRE)--February 2, 2012--Westwood Holdings Group, Inc. (NYSE: WHG) today reported 2011 fourth quarter revenues of $17.0 million, net income of $4.1 million and earnings per diluted share of $0.57. This compares to revenues of $15.4 million, net income of $3.3 million and earnings per diluted share of $0.46 in the fourth quarter of 2010. Economic Earnings were $6.7 million compared to $5.7 million for the fourth quarter of 2010. Economic Earnings per share (“Economic EPS”) were $0.92 per diluted share compared to $0.81 per diluted share for the fourth quarter of 2010. (Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.)

Assets under management stood at $13.1 billion as of December 31, 2011, an increase of 5% compared to $12.5 billion as of December 31, 2010. The increase was primarily due to asset inflows from new and existing clients, partially offset by withdrawal of assets by certain clients. Mutual fund assets, now comprising eight WHG Funds, reached $1.3 billion as of December 31, 2011, an increase of 33% compared to $970 million as of December 31, 2010.

Brian Casey, Westwood’s President & CEO, commented, “The market environment in 2011 was marked by significant volatility and modest returns for investors. Despite the volatile market, net asset inflows aggregated over $660 million in 2011. Our WHG Funds delivered 33% organic growth and our Income Opportunity product received increasing institutional interest along with strong interest from individual investors, approaching $1 billion in assets at year-end. Net Private Wealth channel inflows accelerated in the second half as the Omaha office gained traction under the Westwood banner and the Dallas office won several meaningful new accounts. We achieved record revenue and net income in 2011 as our business continues to expand, including the first full year of operations for the Omaha office. Our strong financial position enabled us to make several investments that enhance our ability to serve our clients, improve operational efficiencies and strengthen our platform to support additional business growth.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.37 per common share, payable on April 2, 2012 to stockholders of record on March 15, 2012.

For the year ended December 31, 2011, Westwood reported revenues of $68.9 million, net income of $14.7 million and earnings per diluted share of $2.04, compared to revenues of $55.3 million, net income of $11.3 million and earnings per diluted share of $1.58 for 2010. Economic Earnings for the year ended December 31, 2011 were $25.3 million compared to $20.8 million for 2010, while Economic EPS for the year ended December 31, 2011 were $3.52 per diluted share compared to $3.06 per diluted share for 2010.

Total expenses for the fourth quarter were $10.7 million compared with $10.3 million for the fourth quarter of 2010. Economic Expenses were $8.2 million compared with $7.9 million for the fourth quarter of 2010. (Economic Expenses are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP number in the attached tables.)

Westwood will host a conference call to discuss 2011 results and other business updates at 4:30 p.m. Eastern time today. To join the conference call, dial 866-337-6663 (domestic) or 904-520-5771 (international). The conference call can also be accessed via the Investor Relations page at westwoodgroup.com and will be available for replay through February 9 by dialing 888-284-7564 (domestic) or 904-596-3174 (international) and entering passcode 2735861.

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments, foundations, the WHG Funds, other mutual funds, individuals and clients of Westwood Trust. Westwood Trust provides trust services and participation in common trust funds that it sponsors to institutions and high net worth individuals. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol “WHG.”

For more information on Westwood, please visit our website at www.westwoodgroup.com.

For more information on the WHG Funds, please visit www.whgfunds.com.

Note on Forward-looking Statements

Statements in this press release that are not purely historical facts, including statements about our expected future financial position, results of operations or cash flows, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues in four of our customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; competition in the marketplace; downturns in the financial markets; new legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except per share data) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
REVENUES:
Advisory fees
Asset-based	$13,212	$11,696	$54,246	$42,153
Performance-based	-	-	991	-
Trust fees	3,156	3,101	13,453	12,051
Other revenues, net	625	633	219	1,109
Total revenues	16,993	15,430	68,909	55,313

EXPENSES:
Employee compensation and benefits	7,997	7,554	35,081	29,001
Sales and marketing	328	254	994	823
WHG mutual funds	267	318	790	662
Information technology	551	374	2,054	1,351
Professional services	543	1,025	2,981	2,941
General and administrative	1,030	788	3,900	2,814
Total expenses	10,716	10,313	45,800	37,592
Income before income taxes	6,277	5,117	23,109	17,721
Provision for income taxes	2,160	1,862	8,423	6,441
Net income	4,117	3,255	14,686	11,280
Other comprehensive income-unrealized gain (loss) on investment securities, net of income taxes of $174, $26, $559 and $(341), respectively	297	49	1,014	(633)
Total comprehensive income	$4,414	$3,304	$15,700	$10,647

Earnings per share:
Basic	$0.59	$0.48	$2.11	$1.62
Diluted	$0.57	$0.46	$2.04	$1.58

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS As of December 31, 2011 and 2010 (in thousands, except par value and share amounts)

	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$5,264	$1,744
Accounts receivable	7,707	7,348
Investments, at fair value	54,868	43,300
Deferred income taxes	3,142	2,757
Other current assets	1,501	733
Total current assets	72,482	55,882
Goodwill	11,255	11,281
Intangible assets, net	4,621	5,119
Property and equipment, net of accumulated depreciation of $1,647 and $1,542	2,239	346
Total assets	$90,597	$72,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,674	$1,290
Dividends payable	3,074	-
Compensation and benefits payable	12,677	9,369
Income taxes payable	85	173
Deferred acquisition liability	-	899
Other current liabilities	13	13
Total current liabilities	17,523	11,744
Deferred income taxes	969	117
Deferred rent	1,348	90
Total long-term liabilities	2,317	207
Total liabilities	19,840	11,951
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 8,105,018 and outstanding 7,707,189 shares at December 31, 2011; issued 7,874,873 and outstanding 7,645,678 shares at December 31, 2010	81	79
Additional paid-in capital	76,969	65,639
Treasury stock, at cost – 397,829 shares at December 31, 2011; 229,195 shares at December 31, 2010	(14,706)	(8,749)
Accumulated other comprehensive income	1,940	926
Retained earnings	6,473	2,782
Total stockholders’ equity	70,757	60,677
Total liabilities and stockholders’ equity	$90,597	$72,628

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,686	$11,280
Adjustments to reconcile net income to net cash provided by operating activities, net of business combinations:
Depreciation	264	274
Amortization of intangible assets	498	155
Fair value adjustment of deferred acquisition liabilities	(31)	156
Unrealized losses (gains) on investments	291	(694)
Loss on disposal of property	20	-
Restricted stock amortization	9,969	9,269
Deferred income taxes	(93)	(350)
Excess tax benefits from stock based compensation	(805)	(1,026)
Net purchases of investments – trading securities	(10,285)	(714)
Changes in operating assets and liabilities:
Accounts receivable	(359)	(572)
Other current assets	(755)	(18)
Accounts payable and accrued liabilities	381	(2,167)
Compensation and benefits payable	3,308	2,343
Income taxes payable and prepaid taxes	989	838
Other liabilities	470	(497)
Net cash provided by operating activities	18,548	18,277

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of money market funds – available for sale	-	(39,877)
Sales of money market funds – available for sale	-	39,257
Cash paid for business combination, net of cash acquired	(816)	(4,993)
Purchases of property and equipment	(1,431)	(49)
Sale of property and equipment	3	-
Net cash used in investing activities	(2,244)	(5,662)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(5,957)	(2,723)
Excess tax benefits from stock based compensation	805	1,026
Proceeds from exercise of stock options	286	213
Cash dividends	(7,918)	(12,266)
Net cash used in financing activities	(12,784)	(13,750)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,520	(1,135)
Cash and cash equivalents, beginning of year	1,744	2,879
Cash and cash equivalents, end of year	$5,264	$1,744

Supplemental cash flow information:
Cash paid during the year for income taxes	$7,502	$5,937

Reconciliation of Net Income to Economic Earnings and Total Expenses to Economic Expenses (in thousands, except per share data and share amounts) (unaudited)

	Three Months Ended December 31%
	2011	2010	Change
Net Income	$4,117	$3,255	26%
Add: Restricted stock expense	2,367	2,342	1
Add: Intangible amortization	125	76	64
Add: Tax benefit from goodwill amortization	47	31	52
Economic earnings	$6,656	$5,704	17

Diluted weighted average shares	7,211,526	7,018,633	3
Economic earnings per share	$0.92	$0.81	14

Total expenses	$10,716	$10,313	4
Less: Restricted stock expense	(2,367)	(2,342)	1
Less: Intangible amortization	(125)	(76)	64
Economic expenses	$8,224	$7,895	4%

	Year Ended December 31%
	2011	2010	Change
Net Income	$14,686	$11,280	30%
Add: Restricted stock expense	9,969	9,269	8
Add: Intangible amortization	498	155	221
Add: Tax benefit from goodwill amortization	189	59	220
Economic earnings	$25,342	$20,763	22

Diluted weighted average shares	7,208,515	6,795,351	6
Economic earnings per share	$3.52	$3.06	15

Total expenses	$45,800	$37,592	22
Less: Restricted stock expense	(9,969)	(9,269)	8
Less: Intangible amortization	(498)	(155)	221
Economic expenses	$35,333	$28,168	25%

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings, Economic Earnings per share (or Economic EPS), and Economic Expenses. We provide these measures in addition to, not as a substitute for, net income, earnings per share and total expenses, which are reported on a GAAP basis. Management and our Board of Directors review Economic Earnings, Economic EPS and Economic Expenses to evaluate Westwood’s ongoing performance, allocate resources and review dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income, earnings per share and total expenses, are useful for both management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. We define Economic Expenses as total expenses less non-cash equity-based compensation expense and amortization of intangible assets. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings or deduct it when calculating Economic Expenses because depreciation charges represent a decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

(WHG-G)

CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle, 214-756-6900